Exhibit 99.1

PetMeds® To Announce Its Third Quarter Financial Results On January 24, 2022

Delray Beach, Florida, January 18, 2022 - PetMed Express, Inc. (NASDAQ: PETS) will announce its financial results for the quarter ended December 31, 2021, on Monday, January 24, 2022, at 4:00 P.M. Eastern Time, then at 4:30 P.M. Eastern Time, the Company will host a conference call to review the financial results.

To access the call, which is open to the public, please dial (877) 407-0789 (toll free) or (201) 689-8562, ten minutes prior to the scheduled start time, and all callers will be placed on hold until the call begins at 4:30 P.M Eastern Time. We will also provide a link at https://www.1800petmeds.com/investor.html for those who wish to stream the call via webcast.

For those unable to participate in the live event, the call will be available for replay from 7:30 P.M. Eastern Time on January 24, 2022, until February 7, 2022, at 11:59 P.M. Eastern Time. To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13726200.

Founded in 1996, PetMed Express is America’s Most Trusted Pet Pharmacy®, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horse at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2021. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444, investor@petmeds.com.

For media relations contact Butin PR, Mary Eva Tredway, maryeva@butinpr.com.

###

Exhibit 99.1 Page 1 of 1